EXHIBIT 10.3
AMENDMENT TWO
To
American Greetings Corporation
Executive Deferred Compensation Plan
WHEREAS, American Greetings Corporation, an Ohio Corporation, (the “Employer”) hereby adopts this Amendment Two to the American Greetings Corporation Executive Deferred Compensation Plan (the “Plan”).
WHEREAS, pursuant to Section 10.1 of the Plan, the Employer reserves the right to amend the Plan.
THEREFORE, the Employer hereby amends the Plan as follows:
1.	Section 6.1 of the Plan is amended in its entirety to read as follows:
“6.1 Commencement of Benefit Payments. Except as provided in Section 10.8, the payment of a Participant’s Deferred Compensation Benefit and Restoration Benefit shall commence on a date after the following events occur and in accordance with the Participant’s Agreement For Deferred Compensation benefits, as applicable:
(a)	The expiration of the deferral period provided under the Participant’s Agreement,

(b)	The Participant incurs an Unforeseen Emergency (as determined by the Administrator in accordance with the Plan),

(c)	The Participant terminates service with the Employer for any reason, or

(d)	The Participant’s service is terminated by the Employer for any reason
2.	This Amendment Two shall be effective November 1, 2000 .
IN WITNESS HEREOF, the Company, by its duly authorized officers, has caused the Amendment Two to be executed on Nov. 1, 2000.

AMERICAN GREETINGS CORPORATION

by:	/s/ Morry Weiss

Morry Weiss
Chairman & Chief Executive Officer